Exhibit 10.35

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT OR OTHERWISE IN A MANNER EXEMPT FROM REGISTRATION, AS MORE PARTICULARLY DISCUSSED IN SECTION 3(D).

SENIOR PROMISSORY NOTE

US $800,000.00	February 12, 2020

NOW THEREFORE FOR VALUE RECEIVED, the undersigned, FTE Networks, Inc. a Nevada corporation (the “Company”), hereby promises to pay to the order of LATERAL SMA AGENT, LLC (the “Holder”), Eight Hundred Thousand Dollars ($800,000) (the “Principal”) in lawful money of the United States of America, which shall be legal tender, bearing interest and payable as provided herein. This Senior Promissory Note (this “Note” or “Promissory Note”) has an effective date as noted above (the “Effective Date”).

1. Interest (“Interest”) shall accrue on the unpaid Principal amount of this Note at the rate of ten percent (10%) simple interest per annum (the “Interest Rate”). All Interest payable hereunder shall be calculated by multiplying the actual days elapsed in the period for which Interest is being calculated by a daily rate based on the Interest Rate and a 365-day year. The Company will pay the principal plus accrued interest on the Maturity Date.

2. The “Maturity Date” of this Note shall be November 15, 2020.

3. Conversion.

(a) Conversion Right. If, after the date of this Note and prior to the repayment or conversion of this Note, the Company consummates a registered primary offering of its securities (excluding an equity line or similar transaction) for capital raising purposes (a “Primary Offering”), then after six months following the consummation of the Primary Offering, the Holder shall have the right, in its discretion, to convert (each instance of conversion is referred to herein as a “Conversion”) any outstanding Principal Amount and Interest under this Note into shares (“Conversion Shares”) of fully paid and non-assessable common stock, $0.001 par value per share (“Common Stock”), of Company as per the following conversion formula: the number of Conversion Shares equals the amount being converted divided by the Conversion Price (as defined below). The conversion right set forth in this Section 3(a) shall be subject to the provisions of Section 3(e).

Promissory Note

(b) Conversion Price. The Conversion Price (the “Conversion Price”) for each Conversion shall be equal to a 20% discount to the average Trading Price of the Common Stock on the 20 Trading Days (as defined below) immediately preceding the applicable Conversion (subject to equitable adjustments by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). As used herein, the term “Trading Price” for any date means the closing bid price of the Common Stock on any tier of the NASDAQ Stock Market, the New York Stock Exchange, or the NYSE American exchange, if the Common Stock is then listed on any such exchange, or if the Common Stock is not then traded on a national securities exchange, then the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service designated by the Holder (i.e. Bloomberg) or, if the OTC is not the principal trading market for the Common Stock, the closing bid price of such security on the principal securities exchange or trading market where the Common Stock is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for the Common Stock that are listed in the “pink sheets,” in each case on such date. If the Trading Price is not available or otherwise cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as reasonably determined by the Company. As used herein, the term “Trading Day” means any day that shares of Common Stock are traded on any of the trading markets described in the preceding sentence.

(c) Method of Conversion.

i. Mechanics of Conversion. This Note may be converted by the Holder in whole or in part, on any Trading Day, at any time on or after the Issue Date, by submitting to the Company a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time). Any Notice of Conversion submitted after 6:00 p.m., New York, New York time, shall be deemed to have been delivered and received on the next Trading Day.

ii. Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid Principal Amount is so converted. The Holder and the Company shall maintain records showing the Principal Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid Principal Amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount of this Note represented by this Note may be less than the amount stated on the face hereof.

Promissory Note

iii. Delivery of Common Stock Upon Conversion. Upon receipt by the Company from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 3(c) [Method of Conversion], the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates or book entry statements of ownership for the Conversion Shares (or cause the electronic delivery of the Conversion Shares as contemplated by Section 3(c)(iv) [Delivery of Conversion Shares by Electronic Transfer] hereof) within two (2) Trading Days after such receipt.

iv. Delivery of Conversion Shares by Electronic Transfer. In lieu of delivering physical certificates representing the Conversion Shares issuable upon conversion hereof, provided the Conversion Shares are then legally able to be freely resold by the Holder without restriction under applicable securities laws and are not required to bear a legend as provided in Section 3(d), and provided that the Company is then participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer or Deposit/Withdrawal at Custodian programs, upon request of the Holder and its compliance with the provisions contained in Section 3(a) [Conversion Right] and in this Section 3(c) [Method of Conversion], the Company shall use its best efforts to cause its transfer agent to electronically transmit the Conversion Shares issuable upon conversion hereof to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

(d) Concerning the Shares. The Conversion Shares issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the 1933 Act or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be the Legal Counsel Opinion (as defined in the Purchase Agreement)) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144, Rule 144A or Regulation S or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 3(d) [Concerning the Shares] and who is an Accredited Investor (as defined in the Purchase Agreement). Subject to the legend removal provisions set forth below, until such time as the Conversion Shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144, Rule 144A or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for the Conversion Shares that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

Promissory Note

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT BY A FINANCIAL INSTITUTION SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company shall issue to the Holder a certificate for the applicable Conversion Shares without such legend upon which it is stamped or (as requested by the Holder) issue the applicable Conversion Shares by electronic delivery by crediting the account of such holder’s broker with DTC, if, unless otherwise required by applicable state securities laws: (a) such Conversion Shares are registered for resale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144, Rule 144A or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) the Company or the Holder provides an opinion of counsel to the effect that a public sale or transfer of such Conversion Shares may be made without registration under the 1933 Act, which opinion is reasonably acceptable to the Company. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. The Holder agrees to sell all Conversion Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(e) Stock Market Listing Requirements. The conversion rights set forth in this Section 3 shall be suspended if, and for so long as, the issuance of Conversion Shares by the Company would require the approval of the Company’s stockholders pursuant to the listing requirements of the principal trading market for the Common Stock, unless such stockholder approval has been obtained.

4. Upon the occurrence of an Event of Default hereunder the Principal amount of this Note and any accrued Interest may be accelerated.

5. Following an Event of Default, the Company shall pay all Principal, Interest and any other amounts required to be paid under this Note, on a pari passu basis with other Senior Promissory Notes of like tenor (not exceeding an aggregate principal amount of $6,745,000 as among all such Senior Promissory Notes) prior to the payment by the Company of any other promissory notes or other indebtedness of the Company.

Promissory Note

6. This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

7. If FTE and its subsidiaries shall, for three consecutive months during the term of this note, have positive cash flow (as determined in accordance with the accounting principles, policies and procedures FTE applies to the preparation of its financial statements, in excess of $100,000 or working capital in excess of $2 Million, then the Company shall make at least monthly payments equal to at least 1/12 of the outstanding balance each month prior to the Maturity Date.

8. All payments made by Company under this Note will be applied: (i) first, to Interest that is due and payable under this Note, if any; and (ii) second, the remainder to Principal due and payable under this Note.

9. If any payment of Principal or Interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

10. This Note shall be binding upon Company and inure to the benefit of Holder and Holder’s respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note.

11. No provision of this Note shall alter or impair the obligation of Company to pay the Principal of and Interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

12. Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to Company, except where the failure to comply could not reasonably be expected to have a material adverse effect on Company.

13. If, after the date of this Agreement, an Event of Default (as defined herein) occurs (unless all Events of Default have been cured or waived by Holder), Holder may, by written notice to Company, declare the Principal amount then outstanding of, and the accrued Interest and all other amounts payable on, this Note to be immediately due and payable and can take any and all other actions provided for under applicable law. The following events and/or any other Events of Default defined elsewhere in this Note are “Events of Default” under this Note:

(a) Company shall fail to pay, when and as due, the Principal, Interest or any other amount payable hereunder, and five (5) days shall have passed after due demand by Holder; or

Promissory Note

(b) Company shall have breached in any material respect any covenant, term or condition of this Note and, with respect to breaches capable of being cured, such breach shall not have been cured within thirty (30) business days days after written notice thereof has been provided by Holder to Company; or

(c) Company shall: (i) be adjudicated insolvent; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of thirty (30) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more; or (vii) Company shall take any action authorizing, or in furtherance of, any of the foregoing.

In case any one or more Events of Default shall occur and be continuing, Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. In case of a default in the payment of any Principal of or premium, if any, or Interest on this Note, Company will pay to Holder such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

14. Except as expressly provided otherwise in this Note, Company waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

Promissory Note

15. If from any circumstance any holder of this Note shall ever receive Interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the Principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of Principal hereof, the amount of such excessive interest that exceeds the unpaid balance of Principal hereof shall be refunded to Company. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-Principal payment shall be characterized as an expense, fee or premium rather than as Interest; and (ii) all Interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term “Maximum Rate” shall mean the maximum rate of interest allowed by applicable federal or state law.

16. This Note may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Note or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Note signed by one party and faxed or scanned and emailed to another party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy or PDF of this Note shall be effective as an original for all purposes.

17. It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of New York, except as such laws may be preempted by any federal law controlling the rate of Interest which may be charged on account of this Note. The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in New York and that the courts of the State of New York or in the Federal courts sitting in the county or city of New York, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

18. The term “Company” as used herein in every instance shall include Company’s successors, legal representatives and permitted assigns, including all subsequent grantees, either voluntarily by act of Company or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies. The term “Holder” as used herein in every instance shall include Holder’s successors, legal representatives and assigns, as well as all subsequent assignees and endorsees of this Note, either voluntarily by act of the parties or involuntarily by operation of law. Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation. As used herein, words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires.

19. Holder may not assign or pledge this Note and its rights hereunder without the prior written approval of Company which may be withheld in Company’s sole discretion. Company may not assign its obligations hereunder, whether by operation of law or otherwise, without the prior written approval of Holder which may be withheld in Holder’s sole discretion.

Promissory Note

20. Anything else in this Note to the contrary notwithstanding, in any action arising out of this Agreement, the prevailing party shall be entitled to collect from the non- prevailing party all of its attorneys’ fees. For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

21. If any term or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Note shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Note so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

22. No modification, amendment, addition to, or termination of this Note, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all the parties hereto.

23. This Note constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersede all prior and contemporaneous agreements and understandings of the parties in connection therewith. To the extent that any term of this Note is inconsistent with any term of the Settlement Agreement, the Settlement Agreement shall take precedence.

[Remainder of page left intentionally blank. Signature page follows.]

Promissory Note

IN WITNESS WHEREOF, Company has duly executed this Senior Promissory Note as of Effective Date provided above.

“Company”

FTE Networks, Inc.

By:	/s/ Michael P. Beys
Its:	Interim CEO
Printed Name:	Michael Beys
Date:	February 12, 2020

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